CUSIP No. 148411 309	SCHEDULE 13D/A	Page 12 of 12

Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of A. M. Castle & Co. and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of March 31, 2020.

SGF, LLC

By:	/s/ Reuben S. Donnelley
Reuben S. Donnelley
Managing Member

W.B. & CO.

By:	/s/ Jonathan B. Mellin
Jonathan B. Mellin
General Partner

/s/ Jonathan B. Mellin
Jonathan B. Mellin

/s/ Reuben S. Donnelley
Reuben S. Donnelley

FOM CORPORATION

By:	/s/ Jonathan B. Mellin
Jonathan B. Mellin
President